Exhibit 10.5

Labor Contract of Lizhan (Cayman) Environment Corporation

Labor Contract of Lizhan (Cayman) Environment Corporation

Party A (employer): Lizhan (Cayman) Environment Corporation

Legal representative: Liu Jianfeng

Party B (employee): Liu Jianfeng Sex: male Date of birth: April 28, 1963 Nationality: Han ID card No.: 432627196304283014

According to the Labor Law of the People’s Republic of China and relevant laws, policies and regulations, after equal and free negotiations, Party A and Party B agree to sign and execute this contract.

I. Term of the Contract

1.	This contract is a fixed term contract with a four year term from September 1, 2009 to August 31, 2013.

2.	During the term of the contract the probation period shall be month, from .

II. Contents of Work

1.
Party B agrees to work as chairman of the board and chief executive officer according to the work arrangement of Party A. Party A may adjust Party B’s position (type of work) according to the need of the work. Party B shall obey the arrangement of Party A.

2.	Party B must endeavor to fulfill the various work contents for such position (type of work) according to requirements of the production task and responsibility system of such position (type of work).

III. Labor Protection and Working Condition

1.
Party A shall provide necessary production and working condition for Party B. Party A shall strictly abide by the State’s regulations on working protection, the protection of female workers and juvenile, adopt labor protection measures and safeguard the safe production and the health of the employees.

2.	Party A shall follow the State’s working hour system. If overtime work is needed, it shall make overtime payment to Party B according regulations.

3.	Party B must strictly follow various safe operating procedures during the course of the work.

4.
During its employment with Party A, Party B shall not disclose Party A’s secrets and shall not use the work convenience to participate in activities of other company of the same production or technique in any form to hurt Party A’s interests.

Labor Contract of Lizhan (Cayman) Environment Corporation

IV. Work Compensation

1.
The compensation shall be determined based on the workload. There shall be the same compensation for the same work. Party A shall Pay Party B salary on the payday each month in cash. According to the position set in this contract, the monthly salary shall be C: A. salary based on items; B. salary based on time; C. salary based on level of position; D. sales commission.

2.	For the probation period, Party B’s monthly salary shall be RMB or paid based on the position’s.

3.	Party A shall not retain or delay the salary for no reason. The salary paid by Party A to Party B shall be no lower than the minimum wage standard set by the government.

4.	The salary based on level of position may be adjusted as required by the management of the company.

5.	In case of adjustment of position, the salary shall be based on level of position after the adjustment.

V. Rules

1.	Party A shall make the rules of the unit and inform Party B in an effective and timely manner.

2.
Party B shall obey the work management of Party A, and shall strictly follow the rules made by Party A according to law. Party B must abide by the laws and disciplines, obey the management and teaching of Party A and follow the various rules made by Party A according to law.

VI. Conditions for Termination, Alteration and Cancelation of the Labor Contract

1.	The alteration, cancelation and termination of this labor contract by Party A and Party B shall conform to the Labor Law of the People’s Republic of China and relevant laws and regulations.

2.
Upon cancellation or termination of this contract, Party A shall issue Party B the certificate for cancellation or termination of labor contract, and handle the transfer of social security relation within the time period prescribed by regulations.

3.	Party B shall handle the work handover procedure according the agreement of both parties in a timely manner.

VII. Liabilities for Breach of the Labor Contract

1.	In case of any party’s breach of this contract causing economic losses to another party, it shall pay the damages according to it consequences and the liabilities.

Labor Contract of Lizhan (Cayman) Environment Corporation

2.
After the training of professional technique and knowledge which are paid by Party A, if Party B has not completed its service period, Party A shall charge Party B the damages according to the actual training fee. The amount shall reduce a 30% for one full year work from the training date and no damages shall be paid if three full years has passed.

VIII. Collateral Clause

1.
This contract shall become effective from the signing date. In case of any matter not mentioned or in case of any dispute, both parties shall resolve it through consultation according to relevant State regulations.

2.	This contract shall have two originals which shall have the same validity. Party A and Party B shall each hold one original.

Party A: (seal)                             Party B (signature):

Lizhan (Cayman) Environment Corporation

Date:                                     Date: